Exhibit 99.1




===========================================================================


                           SALE AND SERVICING
                                AGREEMENT


                                 between


                        NORWEST AUTO TRUST 199_-_

                                   as

                                 Issuer

                  NORWEST AUTO RECEIVABLES CORPORATION,

                                   as

                                 Seller

                      NORWEST BANK MINNESOTA, N.A.,

                               as Servicer



                      Dated as of __________, 199__


===========================================================================


                          TABLE OF CONTENTS
                          -----------------
                                                                    Page
                                                                    ----

ARTICLE I.  DEFINITIONS..............................................  1

SECTION 1.1.  Definitions............................................  1
SECTION 1.2.  Other Interpretive Provisions..........................  1

ARTICLE II.  CONVEYANCE OF RECEIVABLES...............................  2

SECTION 2.1.  Conveyance of Receivables..............................  2

ARTICLE III.  THE RECEIVABLES........................................  3

SECTION 3.1.  Representations and Warranties as to Each Receivable...  3
SECTION 3.2.  Representations and Warranties as to the Receivables
                   in the Aggregate and Actions of Seller............  5
SECTION 3.3.  Repurchase upon Breach.................................  6
SECTION 3.4.  Custodian of Receivable Files..........................  7

ARTICLE IV.  ADMINISTRATION AND SERVICING OF RECEIVABLES............. 10

SECTION 4.1.  Duties of Servicer..................................... 10
SECTION 4.2.  Collection of Receivable Payments...................... 11
SECTION 4.3.  Realization upon Receivables........................... 12
SECTION 4.4.  Physical Damage Insurance.............................. 12
SECTION 4.5.  Maintenance of Security Interests in Financed Vehicles. 13
SECTION 4.6.  Covenants of Servicer.................................. 14
SECTION 4.7.  Purchase by Servicer upon Breach....................... 14
SECTION 4.8.  Servicing Fee.......................................... 14
SECTION 4.9.  Servicer's Report...................................... 15
SECTION 4.10.  Annual Statement as to Compliance; Notice of Default.. 15
SECTION 4.11.  Annual Independent Certified Public Accountants'
                    Report........................................... 16
SECTION 4.12.  Access to Certain Documentation and Information
                    Regarding Receivables............................ 17
SECTION 4.13.  Servicer Expenses..................................... 17

ARTICLE V.     DISTRIBUTION; RESERVE ACCOUNT;
               STATEMENTS TO CERTIFICATEHOLDERS AND
               NOTEHOLDERS........................................... 17

SECTION 5.1.  Establishment of Trust Accounts........................ 17
SECTION 5.2.  Collections............................................ 20
SECTION 5.3.  Advances............................................... 21
SECTION 5.4.  Additional Deposits.................................... 21
SECTION 5.5.  Distributions.......................................... 22
SECTION 5.6.  Statements to Certificateholders and Noteholders....... 23
SECTION 5.7.  Net Deposits........................................... 24

ARTICLE VI.  SELLER.................................................. 24

SECTION 6.1.  Representations of Seller.............................. 24
SECTION 6.2.  Continued Existence.................................... 26
SECTION 6.3.  Liability of Seller; Indemnities....................... 26
SECTION 6.4.  Merger or Consolidation of, or Assumption of the
                   Obligations of, Seller............................ 28
SECTION 6.5.  Limitation on Liability of Seller and Others........... 28

ARTICLE VII.  SERVICER............................................... 29

SECTION 7.1.  Representations of Servicer............................ 29
SECTION 7.2.  Indemnities of Servicer................................ 30
SECTION 7.3.  Merger or Consolidation of, or Assumption of the
                   Obligations of, Servicer.......................... 32
SECTION 7.4.  Limitation on Liability of Servicer and Others......... 32
SECTION 7.5.  Norwest Bank Not To Resign as Servicer................. 33
SECTION 7.6.  Existence.............................................. 33

ARTICLE VIII.  DEFAULT............................................... 33

SECTION 8.1.  Servicer Termination Event............................. 33
SECTION 8.2.  Appointment of Successor............................... 35
SECTION 8.3.  Payment of Servicing Fee............................... 36
SECTION 8.4.  Notification to Noteholders and Certificateholders..... 36
SECTION 8.5.  Waiver of Past Defaults................................ 36

ARTICLE IX.  TERMINATION............................................. 37

SECTION 9.1.  Optional Purchase of All Receivables................... 37

ARTICLE X.  ADMINISTRATIVE DUTIES OF SERVICER........................ 38

SECTION 10.1.  Administrative Duties................................. 38
SECTION 10.2.  Records............................................... 40
SECTION 10.3.  Additional Information To Be Furnished to Issuer...... 41

ARTICLE XI.  MISCELLANEOUS PROVISIONS................................ 41

SECTION 11.1.  Amendment............................................. 41
SECTION 11.2.  Protection of Title to Issuer......................... 43
SECTION 11.3.  Litigation and Indemnities............................ 45
SECTION 11.4.  Notices............................................... 45
SECTION 11.5.  Assignment............................................ 46
SECTION 11.6.  Limitations on Rights of Others....................... 46
SECTION 11.7.  Severability.......................................... 46
SECTION 11.8.  Separate Counterparts................................. 46
SECTION 11.9.  Headings.............................................. 46
SECTION 11.10.  Governing Law........................................ 46
SECTION 11.11.  Assignment to Trustee................................ 47
SECTION 11.12.  Nonpetition Covenant................................. 47
SECTION 11.13.  Limitation of Liability of Owner Trustee and Trustee. 47
SECTION 11.14.  Independence of Servicer............................. 48
SECTION 11.15.  No Joint Venture..................................... 48




                                SCHEDULES

Schedule A -     Schedule of Receivables
Schedule B -     Location of Receivables


                                EXHIBITS

Exhibit A  -     Form of Monthly Certificateholder Statement
Exhibit B  -     Form of Monthly Noteholder Statement
Exhibit C  -     Form of Servicer's Report

                                APPENDIX

Appendix X -     Definitions



     SALE AND SERVICING AGREEMENT dated as of ________, 199__ (this "Agreement") among NORWEST AUTO TRUST 199__-__, a Delaware business trust ("Issuer"), NORWEST AUTO RECEIVABLES CORPORATION, a Delaware corporation (in its capacity as seller, "Seller"), and NORWEST BANK MINNESOTA, N.A., in its capacity as servicer, "Servicer").

     WHEREAS Issuer desires to purchase from Seller a portfolio of receivables arising in connection with Motor Vehicle Loans purchased or originated by the Seller Affiliates and sold to Seller under the Purchase Agreements;

     WHEREAS Seller is willing to sell such receivables to Issuer; and

     WHEREAS Servicer is willing to service such receivables.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS.

     SECTION 1.1. Definitions. Capitalized terms are used in this Agreement as defined in Appendix X.

     SECTION 1.2. Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the State of New York and not otherwise defined in this Agreement are used as defined in that Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term "including" means "including without limitation"; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any Person include that Person's successors and assigns; and (i) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II.  CONVEYANCE OF RECEIVABLES.

     SECTION 2.1. Conveyance of Receivables. In consideration of Issuer's delivery to Seller or its designee on the Closing Date of the net proceeds from the sale of the Notes and the Certificates and the other amounts to be distributed from time to time to Seller in accordance with the terms of this Agreement, Seller does hereby sell, transfer, assign, set over and otherwise convey to Issuer, without recourse (subject to the obligations herein):

           (a) all right, title and interest of Seller in and to the Receivables, and all moneys received thereon on or after the Cutoff Date;

           (b) all right, title and interest of Seller in the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of Seller in the Financed Vehicles;

           (c) the interest of Seller in any proceeds with respect to the Receivables from claims on any Insurance Policies covering Financed Vehicles or the Obligors or from claims under any lender's single interest insurance policy naming the Seller or Servicer as an insured;

           (d) the interest of Seller in any proceeds from (i) any Receivable repurchased by a Dealer, pursuant to a Dealer Agreement, as a result of a breach of representation or warranty in the related Dealer Agreement or (ii) a default by an Obligor resulting in the repossession of the Financed Vehicle under the applicable Motor Vehicle Loan;

           (e) all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and the Trust Accounts, and in all investments and proceeds thereof (but excluding all investment income thereon); and

           (f)  the proceeds of any and all of the foregoing.

ARTICLE III.  THE RECEIVABLES.

     SECTION 3.1. Representations and Warranties as to Each Receivable. Seller hereby makes the following representations and warranties as to each Receivable conveyed by it to Issuer hereunder on which Issuer shall rely in acquiring the Receivables. Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to Issuer and the pledge thereof to Trustee pursuant to the Indenture.

           (a) Characteristics of Receivables. The Receivable has been fully and properly executed by the parties thereto and (i) is a Direct Loan or has been originated by an Originator through Dealers in the ordinary course of its business and in accordance with such Originator's underwriting standards to finance the retail sale by a Dealer of the Financed Vehicle or acquired by a Seller Affiliate through the acquisition of a financial institution that owned such Receivable, (ii) was originated by an Originator, the underwriting standards of which require physical damage insurance to be maintained on each Financed Vehicle, (iii) is secured by a valid, subsisting, binding and enforceable first priority security interest in favor of Seller or a Seller Affiliate in the Financed Vehicle (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest), which security interest is assignable together with such Receivable, and has been so assigned to Seller, and subsequently assigned by Seller to Trustee, (iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (v) provided, at origination, for level monthly payments (provided that the amount of the last payment may be different), which fully amortize the Initial Principal Balance over the original term, (vi) provides for interest at the Contract Rate specified in the Schedule of Receivables and (vii) was originated in the United States.

           (b) Schedule of Receivables. The information set forth in the Schedule of Receivables was true and correct as of the close of business on the Cutoff Date.

           (c) Compliance with Law. The Receivable complied at the time it was originated or made, and will comply as of the Closing Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, Federal Reserve Board Regulations B and Z and any other consumer credit, consumer protection, equal opportunity and disclosure laws.

           (d) Binding Obligation. The Receivable constitutes the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, and the Receivable is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury.

           (e) Lien in Force. Neither Seller nor any Seller Affiliate has taken any action which would have the effect of releasing the related Financed Vehicle from the Lien granted by the Receivable in whole or in part.

           (f) No Amendment or Waiver. No material provision of the Receivable has been amended, waived, altered or modified in any respect, except such waivers as would be permitted under this Agreement, and no amendment, waiver, alteration or modification causes such Receivable not to conform to the other representations or warranties contained in this Section.

           (g) No Liens. Neither Seller nor any Seller Affiliate has received notice of any Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the Lien granted by the Receivable.

           (h) No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cutoff Date, to the knowledge of Seller, no default, breach, violation or event permitting acceleration under the terms of the Receivable exists and no continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable has arisen.

           (i) Insurance. The Receivable requires the Obligor to insure the Financed Vehicle under a Physical Damage Insurance Policy, pay the premiums for such insurance and keep such insurance in full force and effect.

           (j) Good Title. Immediately prior to the transfer and assignment herein contemplated, Seller had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to Issuer and immediately upon the transfer and assignment of the Receivable to Issuer, Issuer shall have good and marketable title to the Receivable, free and clear of any Lien; and Issuer's interest in the Receivable resulting from the transfer has been perfected under the UCC.

           (k) Obligations. Each Seller Affiliate has duly fulfilled all obligations on its part to be fulfilled under, or in connection with, the Receivable.

           (l) Possession. There is only one original executed Receivable, and immediately prior to the Closing Date, the applicable Seller Affiliate will have possession of such original executed Receivable.

     SECTION 3.2. Representations and Warranties as to the Receivables in the Aggregate and Actions of Seller. Seller hereby makes the following representations and warranties as to the Receivables conveyed by it to Issuer hereunder on which Issuer shall rely in acquiring the Receivables. Unless otherwise indicated, such representations and warranties shall speak as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to Issuer and the pledge thereof to Trustee pursuant to the Indenture.

           (a)  Amounts. The Original Pool Balance was $_____________.

           (b) Individual Characteristics. The Receivables have the following individual characteristics as of the Cutoff Date: (i) each Receivable is secured by either a new or used automobile or light duty truck; (ii) each Receivable has a Contract Rate of at least ____% and not more than ____%; (iii) each Receivable had a remaining maturity, as of the Cutoff Date, of not less than __ months and not more than __ months; (iv) each Receivable had an Initial Principal Balance of not more than $_____________ and a Cutoff Date Principal Balance of not less than $_______ nor more than $_____________; (v) no Receivable was more than 30 days past due as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) no Receivable was subject to a force-placed physical damage insurance policy on the related Financed Vehicle; (h) each Receivable is a Precomputed Receivable or a Simple Interest Receivable; (viii) a Seller Affiliate has received at least one payment on each Receivable; and (ix) the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of the Receivable. The Receivables were selected using selection procedures that were not intended by Seller to be adverse to the Holders.

           (c) Aggregate Characteristics. The Receivables had the following characteristics in the aggregate as of the Cutoff Date: (i) approximately _____% of the Original Pool Balance was attributable to loans for purchases of new Financed Vehicles, and approximately ______% of the Original Pool Balance was attributable to loans for purchases of used Financed Vehicles; (ii) approximately _____% of the Original Pool Balance was attributable to Receivables the mailing addresses of the Obligors with respect to which are located in the State of Minnesota and ___% of the Original Pool Balance was attributable to Receivables the mailing addresses of the Obligors with respect to which are located in the State of Minnesota, _____% in the State of ________, _____% in the State of __________, _____% in the
     State of ____________ and _____% in the State of __________, and no
     other state accounts for more than 1% of the Original Pool Balance;
     (iii) the weighted average Contract Rate of the Receivables was _____%; (iv) there are __________ Receivables being conveyed by Seller to Issuer; (v) the average Cutoff Date Principal Balance of the Receivables was $____________; (vi) the weighted average original term and weighted average remaining term of the Receivables were __________ months and ______ months, respectively; and (vii) not more than ____% of the Original Principal Balance is attributable to Acquired Receivables.

           (d) Marking Records. By the Closing Date, Seller shall have caused the portions of Seller's and each Seller Affiliate's electronic master record of Motor Vehicle Loans relating to the Receivables to be clearly and unambiguously marked to show that such Receivables are owned by Issuer in accordance with the terms of this Agreement.

           (e) No Assignment. As of the Closing Date, Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer Agreements, or payments due under the Receivables that is senior to, or equal with, that of Issuer.

     SECTION 3.3. Repurchase upon Breach. Seller, Servicer or Owner Trustee, as the case may be, shall inform the other parties to this Agreement and Trustee promptly, in writing, upon the discovery of any breach or failure to be true of the warranties made by Seller in Section
3.1 or 3.2, provided that the failure to give such notice shall not affect any obligation of Seller. If the breach or failure shall not have been cured by the last day of the Collection Period which includes the 60th day after the date on which Seller becomes aware of, or receives written notice from Owner Trustee or Servicer of, such breach or failure, and such breach or failure materially and adversely affects the interests of Issuer and the Holders in any Receivable, Seller shall repurchase each such Receivable from Issuer as of such last day of such Collection Period. Notwithstanding the foregoing, any such breach or failure with respect to the representations and warranties contained in subsections (a) (clauses (ii) and (iii) only), (c), (d), (e), (g), (i), (j), (k) or (l) of Section 3.1 will not be deemed to have such a material and adverse effect with respect to a Receivable if the facts resulting in such breach or failure do not affect the ability of Issuer to receive and retain payment in full on such Receivable. In consideration of the purchase of a Receivable hereunder, Seller shall remit the Purchase Amount of such Receivable, no later than the close of business on the next Deposit Date, in the manner specified in
Section 5.4. The sole remedy of Issuer, Trustee or the Holders with respect to a breach or failure to be true of the warranties made by Seller pursuant to Section 3.1 or 3.2 shall be to require Seller to repurchase Receivables pursuant to this Section.

     SECTION 3.4. Custodian of Receivable Files. (a) Custody. To assure uniform quality in servicing the Receivables and to reduce administrative costs, Issuer, upon the execution and delivery of this Agreement, revocably appoints Custodian, as agent, and Custodian accepts such appointment, to act as agent on behalf of Issuer to maintain custody of the following documents or instruments, which are hereby constructively delivered to Issuer with respect to each Receivable (collectively, a "Receivable File"):

           (i)  the fully executed original of the Receivable;

           (ii) any documents customarily delivered to or held by Seller or Servicer evidencing the existence of any Physical Damage Insurance Policies;

           (iii) the original credit application, fully executed by the Obligor;

           (iv) the original certificate of title, or such other documents as the applicable Seller Affiliate, as appropriate, keeps on file, in accordance with its customary procedures, evidencing the security interest of such Seller Affiliate in the Financed Vehicle;

           (v) electronic entries and originals or true copies of all documents, instruments or writings relating to extensions, amendments or waivers of the Receivable; and

           (vi) any and all other documents or electronic records that Seller or Servicer, as the case may be, keeps on file, in accordance with its customary procedures, relating to the Receivable, the Obligor or the Financed Vehicle.

     (b) Safekeeping. Servicer, in its capacity as Custodian, shall hold the Receivable Files as agent on behalf of Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable as shall enable Servicer and Issuer to comply with the terms and provisions of this Agreement applicable to them. In performing its duties as Custodian hereunder, Custodian shall act with reasonable care, exercising the degree of skill, attention and care that Servicer exercises with respect to receivable files relating to other similar motor vehicle loans owned and/or serviced by Custodian and that is consistent with industry standards. Custodian shall maintain the Receivable Files in such a manner as shall enable Owner Trustee to verify, if Owner Trustee so elects, the accuracy of the record keeping of Servicer. Servicer shall promptly report to Owner Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided, and promptly take appropriate action to remedy any such failure. Custodian hereby acknowledges receipt of the Receivable File for each Receivable listed on the Schedule of Receivables.

     (c) Maintenance of and Access to Records. Custodian shall maintain each Receivable File at the location specified in Schedule B to this Agreement, or at such other office of Custodian within the United States (or, in the case of any successor Custodian, within the State in which its principal place of business is located) as shall be specified to Issuer by 30 days' prior written notice. At the reasonable direction of the Owner Trustee, Custodian shall make available to Owner Trustee, Trustee and their respective agents (or, when requested in writing by Owner Trustee or Trustee, their respective attorneys or auditors) the Receivable Files and the related accounts, records and computer systems maintained by Custodian at such times during the normal business hours of Custodian for purposes of inspecting, auditing or making copies of abstracts of the same.

     (d) Release of Documents. Upon written instructions from Issuer, Custodian shall release any document in the Receivable Files to Issuer, Issuer's agent or Issuer's designee, as the case may be, at such place or places as Issuer may designate, as soon thereafter as is practicable. Any document so released shall be handled by Issuer with due care and returned to Custodian for safekeeping as soon as Issuer or its agent or designee, as the case may be, shall have no further need therefor.

     (e) Title to Receivables. Custodian agrees that, in respect of any Receivable File held by Custodian hereunder, Custodian will not at any time have or in any way attempt to assert any interest in such Receivable File or the related Receivable, other than solely for the purpose of collecting or enforcing the Receivable for the benefit of Issuer and that the entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in Issuer.

     (f) Instructions; Authority to Act. Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer of Owner Trustee. A certified copy of excerpts of certain resolutions of the Board of Directors of Owner Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by Custodian of written notice to the contrary given by Owner Trustee.

     (g) Custodian's Indemnification. Subject to Section 11.3, Custodian shall indemnify and hold harmless Issuer, Owner Trustee and Trustee, and each of their officers, directors, employees and agents and the Holders from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred or asserted against Issuer, Owner Trustee, Trustee or the Holders as the result of the gross negligence or willful misconduct of Custodian relating to the maintenance and custody of the Receivable Files; provided that Custodian shall not be liable hereunder to the extent that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith or negligence of Owner Trustee or Trustee.

     (h) Effective Period and Termination. Servicer's appointment as Custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this subsection (h). If Servicer shall resign as Servicer in accordance with Section 7.5 or if all of the rights and obligations of Servicer shall have been terminated under Section 8.1, the appointment of Servicer as Custodian hereunder may be terminated by Trustee or by the Holders of Notes evidencing not less than 25% of the aggregate Outstanding Amount of the Notes, in the same manner as Trustee or such Holders may terminate the rights and obligations of Servicer under Section 8.1. Issuer may terminate Servicer's appointment as Custodian hereunder at any time with cause, or with 30 days' prior notice without cause, upon written notification to Servicer. As soon as practicable after any termination of such appointment Servicer shall deliver, or cause to be delivered, the Receivable Files to Owner Trustee, Owner Trustee's agent or Owner Trustee's designee at such place or places as Owner Trustee may reasonably designate. Notwithstanding any termination of Servicer as Custodian hereunder (other than in connection with a termination resulting from the termination of Servicer, as such, pursuant to Section 8.1), from and after the date of such termination, and for so long as Servicer is acting as such pursuant to this Agreement, Owner Trustee shall provide, or cause the successor Custodian to provide, access to the Receivable Files to Servicer, at such times as Servicer shall reasonably request, for the purpose of carrying out its duties and responsibilities with respect to the servicing of the Receivables hereunder.

ARTICLE IV.  ADMINISTRATION AND SERVICING OF RECEIVABLES.

     SECTION 4.1. Duties of Servicer. (a) Servicer is hereby authorized to act as agent for Issuer and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by Servicer under this Agreement, with reasonable care. Without limiting the standard set forth in the preceding sentence, Servicer shall use a degree of skill, attention and care that is not less than Servicer exercises with respect to comparable motor vehicle loans that it services for itself or others and that is consistent with prudent industry standards. Servicer's duties shall include the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, state or local governmental authorities, investigating delinquencies, sending payment coupons to Obligors, reporting required tax information to Obligors, accounting for Collections, monitoring the status of Physical Damage Insurance Policies with respect to the Financed Vehicles as provided in Section 4.4(a), furnishing monthly and annual statements to Owner Trustee with respect to distributions, providing collection and repossession services in the event of Obligor default and performing the other duties specified herein. Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Physical Damage Insurance Policies and the Dealer Agreements. Without limiting the generality of the foregoing, Servicer is hereby authorized and empowered by Issuer to execute and deliver, on behalf of itself, Issuer, Owner Trustee and the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or to the Financed Vehicles, all in accordance with this Agreement; provided that notwithstanding the foregoing, Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except in connection with a de minimis deficiency which Servicer would not attempt to collect in accordance with its customary procedures. If Servicer shall commence a legal proceeding to enforce a Receivable, Issuer shall thereupon be deemed to have automatically assigned such Receivable to Servicer, which assignment shall be solely for purposes of collection. Owner Trustee shall furnish Servicer with any powers of attorney and other documents or instruments necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.

     (b) Servicer may, at any time without notice or consent, delegate (i) any or all duties under this Agreement to any Person more than 50% of the voting securities of which are owned, directly or indirectly, by Norwest Corporation, a Delaware corporation, so long as Norwest Bank acts as Servicer, or (ii) specific duties to sub-contractors who are in the business of performing such duties; provided that no such delegation shall relieve Servicer of its responsibility with respect to such duties and Servicer shall remain obligated and liable to Issuer and the Holders for servicing and administering the Receivables in accordance with this Agreement as if Servicer alone were performing such duties.

     SECTION 4.2. Collection of Receivable Payments. (a) Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and otherwise act with respect to the Receivables, the Physical Damage Insurance Policies, the Dealer Agreements and related property in such manner as will, in the reasonable judgment of Servicer, maximize the amount to be received by Issuer with respect thereto, in accordance with the standard of care required by Section 4.1. Servicer shall be entitled to amend or modify any Receivable in accordance with its customary procedures if Servicer believes in good faith that such amendment or modification is in Issuer's best interests; provided that Servicer may not, unless ordered by a court of competent jurisdiction or otherwise required by applicable law, (i) extend a Receivable beyond the Final Scheduled Maturity Date or
(ii) amend or modify the Principal Balance or Contract Rate of any Receivable. If Servicer fails to comply with the provisions of the preceding sentence, Servicer shall be required to purchase the Receivable or Receivables affected thereby, for the Purchase Amount, in the manner specified in Section 3.7 as of the close of the Collection Period in which such failure occurs. Servicer may, in its discretion (in accordance with its customary standards, policies and procedures), waive any prepayment charge, late payment charge or any other fee that may be collected in the ordinary course of servicing a Receivable.

     (b) If in the course of collecting payments under the Receivables, Servicer determines to set off any obligation of Servicer to an Obligor against an amount payable by the Obligor with respect to such Receivable, Servicer shall deposit the amount so set off in the Collection Account, no later than the close of business on the Deposit Date for the Collection Period in which the set-off occurs. All references herein to payments or Liquidation Proceeds collected by Servicer shall include amounts set-off by Servicer.

     SECTION 4.3. Realization upon Receivables. On behalf of Issuer, Servicer shall charge off a Receivable as a Defaulted Receivable in accordance with its customary standards (and, in no event later than ___ days after a Receivable shall have become delinquent) and shall use its best efforts to repossess and liquidate the Financed Vehicle securing any Defaulted Receivable as soon as feasible after default, in accordance with the standard of care required by Section 4.1. In taking such action, Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of motor vehicle loans, and as are otherwise consistent with the standard of care required under Section 4.1, which shall include exercising any rights under the Dealer Agreements and selling the Financed Vehicle at public or private sale. Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds or pursuing any deficiency claim against the related Obligor, but only out of the cash proceeds of such Financed Vehicle or any deficiency obtained from the Obligor (except that the expenses of pursuing deficiency claims may be deducted on a ratable basis from amounts obtained from deficiency claims on an aggregate basis), which amounts may be retained by Servicer (and shall not be required to be deposited in the Collection Account) to the extent of such expenses. The foregoing shall be subject to the provision that, in any case in which a Financed Vehicle shall have suffered damage, Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

     If Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from Issuer to Servicer of the rights under such Dealer Agreement. If, however, in any enforcement suit or legal proceeding, it is held that Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Owner Trustee, on behalf of Issuer, at Servicer's expense, or Seller, at Servicer's expense, shall take such steps as Servicer deems necessary to enforce the Dealer Agreement, including bringing suit in Issuer's name or the name of Owner Trustee for the benefit of Certificateholders.

     SECTION 4.4. Physical Damage Insurance. (a) The Receivables require that each Financed Vehicle be insured under a Physical Damage Insurance Policy. Servicer shall monitor the status of such physical damage insurance coverage to the extent consistent with its customary servicing procedures. If Servicer shall determine that an Obligor has failed to obtain or maintain a Physical Damage Insurance Policy covering the related Financed Vehicle, Servicer shall use its best efforts to enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical damage insurance, provided that Servicer shall not be required to take such actions if there is in place a lender's single interest policy with respect to the related Financed Vehicle that complies with Servicer's customary requirements. It is understood that Servicer will not "force-place" any Physical Damage Insurance Policy on any Financed Vehicle.

     (b) Servicer may sue to enforce or collect upon the Physical Damage Insurance Policies, in its own name, if possible, or as agent for Issuer. If Servicer elects to commence a legal proceeding to enforce a Physical Damage Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of Issuer under such Physical Damage Insurance Policy to Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that Servicer may not enforce a Physical Damage Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Physical Damage Insurance Policy, Owner Trustee, on behalf of Issuer, at Servicer's expense, or Seller, at Servicer's expense, shall take such steps as Servicer deems necessary to enforce such Physical Damage Insurance Policy, including bringing suit in Issuer's name or the name of Owner Trustee for the benefit of the Certificateholders. Servicer shall make all claims and enforce its rights under any lender's single interest insurance policy (to the extent such claims or rights relate to Receivables) for the benefit of the Issuer and shall treat as Collections all related proceeds of such policies.

     SECTION 4.5. Maintenance of Security Interests in Financed Vehicles. Servicer, in accordance with the standard of care required under Section 4.1, shall take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle for the benefit of Issuer. Owner Trustee, on behalf of Issuer, hereby authorizes Servicer, and Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of Issuer in the event Servicer receives notice of the relocation of a Financed Vehicle. If there has been a Servicer Termination Event, upon the request of Owner Trustee, Seller and Servicer, at their expense, shall promptly and duly execute and deliver such documents and instruments, and take such other actions as may be necessary, as evidenced by an Opinion of Counsel delivered to Issuer, to perfect Issuer's interest in the Trust Property against all other Persons, including the delivery of the Receivables and the Receivable Files to Owner Trustee, its agent, or its designee, the endorsement and delivery of the Physical Damage Insurance Policies or the notification of the insurers thereunder, the execution of transfer instruments, and the endorsement to Owner Trustee and the delivery of the certificates of title to the Financed Vehicles to the appropriate department or departments of motor vehicles (or other appropriate governmental agency).

     SECTION 4.6. Covenants of Servicer. Servicer makes the following covenants on which Issuer relies in acquiring the Receivables:

           (a) Security Interest to Remain in Force. Servicer shall not release any Financed Vehicle from the security interest granted by the related Receivable in whole or in part, except upon payment in full of the Receivable or as otherwise contemplated herein.

           (b) No Impairment. Servicer shall not impair in any material respect the rights of the Holders in the Receivables, the Dealer Agreements or the Physical Damage Insurance Policies or, subject to clause (c), otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of Issuer and the Holders hereunder would be materially adversely affected.

           (c) Amendments. Servicer shall not amend or otherwise modify any Receivable (including the grant of any extension thereunder), except in accordance with Section 3.2.

     SECTION 4.7. Purchase by Servicer upon Breach. Seller, Servicer or Owner Trustee, as the case may be, shall inform the other parties promptly, in writing, upon the discovery of any breach by Servicer of its covenants under Section 4.5 or 4.6; provided that the failure to give such notice shall not affect any obligation of Servicer. Unless the breach shall have been cured by the last day of the Collection Period which includes the 60th day after the date on which Servicer becomes aware of, or receives written notice of, such breach, Servicer shall purchase the Receivable or Receivables materially and adversely affected thereby on the immediately succeeding Deposit Date; provided that in the case of a breach of the covenant contained in Section 4.6(c), Servicer shall be obligated to purchase the affected Receivable or Receivables on the Deposit Date immediately succeeding the Collection Period during which Servicer becomes aware of, or receives written notice of, such breach. In consideration of the purchase of a Receivable hereunder, Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 5.4. The sole remedy of Issuer, Owner Trustee, or the Holders against Servicer with respect to a breach pursuant to Section 4.5 or 4.6 shall be to require Servicer to repurchase Receivables pursuant to this Section.

     SECTION 4.8. Servicing Fee. The servicing fee for (a) the ________ 199__ Distribution Date shall equal $__________ and (b) for each Distribution Date thereafter shall equal the product of (i) one-twelfth,
(ii) the Servicing Fee Rate and (iii) the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). Servicer shall also be entitled to retain any late fees, extension fees, prepayment charges and certain non-sufficient funds charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables collected (from whatever source) on the Receivables and shall be paid any interest earned on deposits in the Trust Accounts and the Certificate Distribution Account (the "Supplemental Servicing Fee"). It is understood and agreed that Interest Collections or Available Principal shall not include any amounts retained by Servicer in accordance with the immediately preceding sentence.

     SECTION 4.9. Servicer's Report. (a) On each Determination Date, Servicer shall deliver to Owner Trustee, Trustee and Seller, with a copy to the Rating Agencies, a Servicer's Report containing all information necessary to make the distributions pursuant to Sections 5.5 and 5.6 for the Collection Period preceding the date of such Servicer's Report. Receivables to be purchased by Servicer or to be repurchased by Seller shall be identified by Servicer by account number with respect to such Receivable (as specified in Schedule A). Notwithstanding the foregoing, it is understood and agreed that, as evidenced by its execution of this Agreement, Trustee has agreed to act as Servicer's agent for the purpose of preparing and delivering Servicer's Reports, and so long as Trustee timely prepares and delivers Servicer's Reports, Servicer shall not be required to do so. Any failure by Trustee to prepare and deliver a Servicer's Report, or inaccuracy in any Servicer's Report so prepared and delivered, shall (so long as Servicer shall also not timely prepare and deliver such Servicer's Report or correct any such inaccuracy) have the same consequences as would such a failure by Servicer or inaccuracy in a Servicer's Report prepared by Servicer.

     (b) Servicer shall provide Trustee with a magnetic tape containing the database file for each Receivable (i) at or prior to closing (but with information as of the Cutoff Date) and (ii) thereafter, as of the last day of the preceding Monthly Period on each Determination Date prior to a Servicer Termination Event. Servicer hereby represents, as of the date of each such delivery, that such information is accurate and complete in all material respects.

     (c) Trustee shall not be responsible for delays attributable to Servicer's failure to deliver information, defects in the information supplied by Servicer or other circumstances beyond Trustee's control.

     SECTION 4.10.  Annual Statement as to Compliance; Notice of Default.
(a)Servicer shall deliver to Owner Trustee and Trustee, on or before March 31 of each year beginning March 31, 199__, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of Servicer during the preceding 12-month period (or, in the case of the first such report, during the period from the Closing Date to December 31, 199__) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Trustee shall send a copy of such certificate and the report referred to in Section
4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder by a request in writing to Owner Trustee addressed to the Corporate Trust Office or by any Noteholder by a request in writing to Trustee addressed to the Corporate Trust Office. Upon the telephone request of Owner Trustee, Trustee will promptly furnish Owner Trustee a list of Noteholders as of the date specified by Owner Trustee.

     (b) Servicer shall deliver to Owner Trustee, Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 8.1(a) or (b).

     SECTION 4.11. Annual Independent Certified Public Accountants' Report. Servicer shall cause a firm of independent certified public accountants, which may also render other services to Servicer or Seller, to deliver to Seller, Owner Trustee and Trustee on or before March 31 of each year beginning March 31, 199__, an agreed-upon procedures report addressed to Servicer, Seller, Owner Trustee and Trustee and each Rating Agency, expressing a summary of findings, (based on certain procedures performed on the documents, records and accounting records that such accountants considered appropriate under the circumstances) relating to the servicing of the Receivables, or the administration of the Receivables and of Issuer, as the case may be, during the preceding calendar year (or, in the case of the first such report, during the period from the Closing Date to December 31, 199__) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that such servicing or administration was conducted in compliance with the terms of this Agreement, except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such report.

     Such report will also indicate that the firm is independent of Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. Servicer shall provide to the Certificateholders, Noteholders, Bank Regulatory Authorities, and the supervisory agents and examiners of Bank Regulatory Authorities access to the Receivable Files in such cases where the Certificateholders, Noteholders or Bank Regulatory Authorities shall be required by applicable statutes or regulations to review such documentation as demonstrated by evidence satisfactory to Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of Servicer. Nothing in this Section shall affect the obligation of Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section. Any Holder, by its acceptance of a Certificate or Note, as applicable, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section confidential and not to use such information for any other purpose, except as required by applicable law.

     SECTION 4.13. Servicer Expenses. Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

ARTICLE V.  DISTRIBUTION; RESERVE ACCOUNT;
            STATEMENTS TO CERTIFICATEHOLDERS AND
            NOTEHOLDERS.

     SECTION 5.1. Establishment of Trust Accounts. (a) Servicer shall establish and maintain:

           (i) For the benefit of the Noteholders and the Certificateholders, in the name of Trustee, an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

           (ii) For the benefit of the Noteholders, in the name of Trustee, an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

           (iii) For the benefit of the Noteholders and the Certificateholders, in the name of Trustee, an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

     (b) Funds on deposit in the Collection Account, the Note Distribution Account and the Reserve Account (collectively the "Trust Accounts") and the Certificate Distribution Account shall be invested by Trustee with respect to the Trust Accounts and by Owner Trustee with respect to the Certificate Distribution Account (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by Servicer (pursuant to standing instructions or otherwise); provided that it is understood and agreed that neither Trustee nor Owner Trustee shall be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by or on behalf of Trustee or Owner Trustee, as applicable, for the benefit of the Noteholders and the Certificateholders or the Noteholders or the Certificateholders, as applicable; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts or Certificate Distribution Account shall be distributed to Servicer and shall not be available to pay the distributions provided for in Section 5.5 and shall not otherwise be subject to any claims or rights of Holders. Other than as permitted by the Rating Agencies, funds on deposit in the Trust Accounts and the Certificate Distribution Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Deposit Date preceding the following Distribution Date. Funds deposited in a Trust Account or the Certificate Distribution Account on a Deposit Date which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

     (c) Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (excluding investment income thereon) and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of Trustee for the benefit of the Noteholders and the Certificateholders, or the Noteholders or the Certificateholders, as the case may be. If, at any time, any of the Trust Accounts or the Certificate Distribution Account ceases to be an Eligible Deposit Account, Trustee (or Servicer on its behalf) or Owner Trustee, as applicable, shall within 10 Business Days (or such longer period as to which each Rating Agency may consent) establish a new Trust Account or Certificate Distribution Account, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account or new Certificate Distribution Account, as applicable. In connection with the foregoing, Servicer agrees that, in the event that any of the Trust Accounts are not accounts with Trustee, Servicer shall notify Trustee in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

     (d) Amounts on deposit in the Reserve Account will be released and distributed to Seller on each Distribution Date to the extent that the amount on deposit in the Reserve Account would exceed the Specified Reserve Account Balance. Upon any distribution to Seller of amounts from the Reserve Account, Holders will not have any rights in, or claims to, such amounts. Amounts properly distributed to Seller from the Reserve Account or otherwise shall not be available under any circumstances to Issuer, Trustee or Holders and Seller shall in no event thereafter be required to refund any such distributed amounts.

     (e) With respect to the Trust Account Property and the Certificate Distribution Account, Trustee agrees, by its respective acceptance hereof, that:

           (i) any Trust Account Property or any property in Certificate Distribution Account that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts subject to the penultimate sentence of Section 5.1(c)(i); and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of Trustee with respect to the Trust Accounts and the Owner Trustee with respect to the Certificate Distribution Account, and Trustee or Owner Trustee, as applicable, shall have sole signature authority with respect thereto;

           (ii) any Trust Account Property that constitutes Physical Property shall be delivered to Trustee in accordance with paragraph
     (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for Trustee;

           (iii) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

           (iv) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (iii) above shall be delivered to Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by Trustee, pending maturity or disposition, through continued registration of Trustee's (or its nominee's) ownership of such security.

Effective upon Delivery of any Trust Account Property, Trustee shall be deemed to have represented that it has purchased such Trust Account Property for value, in good faith and without notice of any adverse claim thereto.

     (f) Servicer shall have the power, revocable by Trustee or by Owner Trustee with the consent of Trustee, to instruct Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting Servicer or Owner Trustee to carry out its respective duties hereunder or permitting Trustee to carry out its duties under the Indenture.

     SECTION 5.2. Collections. (a) Servicer shall remit within two Business Days of receipt thereof to the Collection Account all payments by or on behalf of the Obligors with respect to the Receivables (other than any late fees, prepayment charges and certain nonsufficient funds charges and other administrative fees or similar charges that may be retained by Servicer as part of its servicing compensation in accordance with Section 4.8), and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, if Norwest Bank is the Servicer and
(i) shall have the Required Rating or (ii) Trustee otherwise shall have received written notice from each of the Rating Agencies that the then outstanding rating on the Notes or the Certificates would not be lowered or withdrawn as a result, Servicer may deposit all amounts referred to above for any Collection Period into the Collection Account not later than the close of business on the Deposit Date with respect to such Collection Period; provided that (i) if a Servicer Termination Event has occurred and is continuing, (ii) Servicer has been terminated as such pursuant to
Section 8.1 or (iii) Servicer ceases to have the Required Rating, Servicer shall deposit such amounts (including any amounts then being held by Servicer) into the Collection Account as provided above. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than Servicer or Seller.

     (b) With respect to each Receivable (other than a Purchased Receivable or a Precomputed Receivable), collections and payments by or on behalf of the Obligor for each Collection Period shall be applied to interest and principal in accordance with the Simple Interest Method, as applied by Servicer. Any excess shall be applied to prepay the Receivable. All Liquidation Proceeds shall be treated as Interest Collections.

     (c) To the extent that collections on a Precomputed Receivable during a Collection Period exceed the outstanding Precomputed Advances and the scheduled payment on such Precomputed Receivable, the collections shall be applied to prepay the Precomputed Receivable in full. Collections insufficient to prepay the Precomputed Receivable in full shall be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Precomputed Receivable in full.

     SECTION 5.3.  Advances. (a)  On or prior to each Deposit Date,
Servicer shall advance any Interest Shortfall with respect to the related Distribution Date by depositing the amount of such Interest Shortfall into the Collection Account. To the extent that collections on a Precomputed Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Precomputed Receivable not previously applied, if any, with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall. Servicer shall be obligated to make such an Advance except to the extent that Servicer shall reasonably determine that the Advance is unlikely to be recoverable pursuant to subsection (b).

     (b) On each Distribution Date, prior to making any of the distributions set forth in Section 5.5, Servicer shall be reimbursed for all Outstanding Advances with respect to prior Distribution Dates, to the extent of the Interest Collections for such Distribution Date and, to the extent such Interest Collections are insufficient, to the extent of the funds in the Reserve Account. If it is acceptable to each Rating Agency without a reduction in the rating of the Certificates, the Outstanding Advances at the option of Servicer may be paid at or as soon as possible after the beginning of the related Collection Period out of the first collections of interest received on the Receivables for such Collection Period.

     SECTION 5.4. Additional Deposits. Servicer and Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and Seller shall deposit therein all amounts to be paid under Section 9.1. Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables within two Business Days after such obligations become due, unless Servicer shall not be required to make deposits within two Business Days of receipt pursuant to Section 5.2 (in which case such deposit will be made by the related Deposit Date). All such other deposits shall be made on the Deposit Date following the end of the related Collection Period.

     SECTION 5.5. Distributions. (a) On each Determination Date, Servicer shall calculate all amounts required to determine the amounts to be deposited from the Reserve Account into the Collection Account and from the Collection Account into the Note Distribution Account and the Certificate Distribution Account.

     (b) On or before each Distribution Date, Servicer shall instruct Trustee in writing (based on the information contained in Servicer's Report delivered on the related Determination Date pursuant to Section 4.9) to withdraw from the Reserve Account and deposit in the Collection Account and Trustee shall so withdraw and deposit the Reserve Account Transfer Amount for such Distribution Date.

     (c) Subject to the last paragraph of this Section 5.5(c), on each Distribution Date, after making the reimbursements to Servicer of Outstanding Advances pursuant to Section 5.3(b), Servicer shall instruct Trustee in writing based on the information contained in Servicer's Report delivered on the related Determination Date pursuant to Section 4.9) to make, and Trustee shall make, the following deposits and distributions from the Collection Account for deposit in the applicable Account by 11:00 a.m. (New York time), to the extent of the Total Distribution Amount, in the following order of priority:

           (i) to Servicer, from the Total Distribution Amount, the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods;

           (ii)  to the Note Distribution Account, from the Total
     Distribution Amount remaining after the application of clause (i), the Noteholders' Interest Distributable Amount;

           (iii)  to Owner Trustee for deposit in the Certificate
     Distribution Account, from the Total Distribution Amount remaining after the application of clause (i) and clause (ii), the Certificateholders' Interest Distributable Amount;

           (iv)  to the Note Distribution Account, from the Total
     Distribution Amount remaining after the application of clauses (i) through (iii), the Noteholders' Principal Distributable Amount;

           (v)  to Owner Trustee for deposit in the Certificate
     Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount; and

           (vi) to the Reserve Account until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance; and

           (vii)  to Seller, any amounts remaining.

     In the event that the Collection Account is maintained with an institution other than Trustee, Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to this Section 5.5(c) on the related Deposit Date.

     SECTION 5.6. Statements to Certificateholders and Noteholders. On each Determination Date, Servicer shall provide to Trustee (with a copy to each Rating Agency) with written instructions for Trustee to forward to each Noteholder of record, to each Paying Agent, if any, and to Owner Trustee for Owner Trustee to forward to each Certificateholder of record, a statement substantially in the form of Exhibit A and Exhibit B, respectively, setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

           (a) the amount of such distribution allocable to principal of each class of Notes and to the Certificate Balance of the Certificates;

           (b) the amount of such distribution allocable to interest on or with respect to each class of Notes and to the Certificates;

           (c) the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (a) above;

           (d) the aggregate outstanding principal balance of each class of the Notes, the Note Pool Factor for each such class, the Certificate Balance and the Certificate Pool Factor after giving effect to payments allocated to principal reported under clause (a) above;

           (e) the amount of the Servicing Fee paid to Servicer with respect to the related Collection Period and with respect to previously accrued and unpaid Servicing Fees;

           (f) the amount of the aggregate Realized Losses, if any, for such Collection Period;

           (g) the Reserve Account Transfer Amount, if any, for such Distribution Date, Average Net Loss Ratio and the Average Delinquency Ratio, the Specified Reserve Account Balance for such Distribution Date, the amount distributed to Seller from the Reserve Account on such Distribution Date, and the balance of the Reserve Account (if any) on such Distribution Date, after giving effect to changes therein on such Distribution Date;

           (h) the Noteholders' Interest Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, and the Certificateholders' Principal Carryover Shortfall; and

           (i) the aggregate Purchase Amount paid by Seller or Servicer with respect to the related Collection Period.

Each amount set forth pursuant to paragraph (a), (b), (e) or (h) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or class thereof) or the initial Certificate Balance, as applicable.

     SECTION 5.7. Net Deposits. As an administrative convenience, unless Servicer is required to remit collections within two Business Days of receipt thereof, Servicer will be permitted to make the deposit of Collections and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to Servicer with respect to the Collection Period. Servicer, however, will account to Owner Trustee, Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

ARTICLE VI.  SELLER.

     SECTION 6.1. Representations of Seller. Seller makes the following representations on which Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and shall survive the sale of the Receivables to Issuer and the pledge thereof to Trustee pursuant to the Indenture.

           (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a Delaware corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and has, full power, authority and legal right to acquire, own and sell the Receivables and the other properties and rights included in the Owner Trust Estate assigned to Issuer pursuant to Article II.

           (b) Power and Authority. Seller has the power, authority and legal right to execute and deliver this Agreement and the Basic Documents and to carry out their respective terms and to sell and assign the property to be sold and assigned to and deposited with Issuer as the Owner Trust Estate; and the execution, delivery and performance of this Agreement and the Basic Documents have been duly authorized by Seller by all necessary corporate action.

           (c) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the Basic Documents or the consummation of the transactions contemplated hereby or thereby, other than (i) as may be required under the blue sky or securities laws of any State or the Securities Act of 1933, and
     (ii) the filing of UCC financing statements.

           (d) Valid Sale; Binding Obligation. Seller intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other properties and rights included in the Owner Trust Estate conveyed by Seller to Issuer hereunder, enforceable against creditors of and purchasers from Seller; and each of this Agreement and the Basic Documents constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

           (e) No Violation. The execution, delivery and performance by Seller of this Agreement and the Basic Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the articles of incorporation or bylaws of Seller, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Seller is a party or by which Seller is bound, or (iii) any law, order, rule or regulation applicable to Seller of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Seller.

           (f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties: (i) asserting the invalidity of this Agreement, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement, the Notes or the Certificates, to the extent applicable, or (d) that may materially and adversely affect the federal or state income, excise franchise or similar tax attributes of the Certificates.

           (g) Chief Executive Office. The chief executive office of Seller is at 100 West Commons Boulevard, Suite 212, New Castle, Delaware, 19720.

     SECTION 6.2. Continued Existence. During the term of this Agreement, subject to Section 6.4, Seller will keep in full force and effect its existence, rights and franchises as a corporation organized under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

     SECTION 6.3. Liability of Seller; Indemnities. Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Seller under this Agreement.

           (a) Subject to Section 11.3, Seller shall indemnify, defend and hold harmless Issuer, Owner Trustee and Trustee and their respective officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to Owner Trustee or Trustee and except any taxes to which Owner Trustee or Trustee may otherwise be subject to), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of Issuer, not including any taxes asserted with respect to the sale of the Receivables to Owner Trustee on behalf of Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables or Federal or other income taxes arising out of transactions contemplated by this Agreement) and costs and expenses in defending against the same or in connection with any application relating to the Notes or Certificates under any state securities laws.

           (b) Subject to Section 11.3, Seller shall indemnify, defend and hold harmless Issuer, Owner Trustee, Trustee, the Certificateholders and the Noteholders and the officers, directors, employees and agents of Issuer, Owner Trustee and Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent arising out of, or imposed upon such Person through or as a result of
     (i) Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement,
     (ii) Seller's or Issuer's violation of Federal or state securities laws in connection with the offering and sale of the Notes and the Certificates or in connection with any application relating to the Notes or Certificates under any state securities laws and (iii) the failure of any Receivable conveyed by it to the Trust hereunder, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

           (c) Subject to Section 11.3, Seller shall be liable as primary obligor for, and shall indemnify, defend and hold harmless Owner Trustee and its officers, directors, employees and agents from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with, this Agreement or any of the Basic Documents, the Owner Trust Estate, the acceptance or performance of the trusts and duties set forth herein and in the Trust Agreement or the action or the inaction of Owner Trustee hereunder and under the Trust Agreement, except to the extent that such cost, expense, loss, claim, damage or liability: (i) shall be due to the willful misfeasance, bad faith or negligence of Owner Trustee, (ii) shall arise from any breach by Owner Trustee of its covenants under this Agreement or any of the Basic Documents; or (iii) shall arise from the breach by Owner Trustee of any of its representations or warranties set forth in Section 7.3 of the Trust Agreement. Such liability shall survive the termination of Issuer.

           (d) Subject to Section 11.3, Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate (other than those taxes expressly excluded from Seller's responsibilities pursuant to the parentheticals in paragraph (a) above).

Indemnification under this Section shall survive the resignation or removal of Owner Trustee or Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Seller, without interest.

     SECTION 6.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which Seller shall be a party or (c) which may succeed to the properties and assets of Seller substantially as a whole, shall be the successor to Seller without the execution or filing of any document or any further act by any of the parties to this Agreement; provided that Seller hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Seller if other than Norwest Auto Receivables Corporation, executes an agreement of assumption to perform every obligation of Seller under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 or 6.1 shall have been breached,
(iii) Seller shall have delivered to Owner Trustee and Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Seller shall have a consolidated net worth at least equal to that of the predecessor Seller, (v) such transaction will not result in a material adverse federal or state tax consequence to Issuer, the Noteholders or the Certificateholders and (vi) unless Norwest Auto Receivables Corporation is the surviving entity, Seller shall have delivered to Owner Trustee and Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of Owner Trustee and Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

     SECTION 6.5. Limitation on Liability of Seller and Others. Seller and any director or officer or employee or agent of Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document (provided that such reliance shall not limit in any way Seller's obligations under Section 3.2). Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     SECTION 6.6. Seller May Own Certificates or Notes. Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

ARTICLE VII.  SERVICER.

     SECTION 7.1. Representations of Servicer. Servicer makes the following representations on which Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of the Agreement and shall survive the sale of the Receivables to Issuer and the pledge thereof to Trustee pursuant to the Indenture.

           (a) Organization and Good Standing. Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, with the power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and shall have, the power, authority and legal right to service the Receivables and the other properties and rights included in the Owner Trust Estate.

           (b) Power and Authority. Servicer has the power, authority and legal right to execute and deliver this Agreement and the Basic Documents and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the Basic Documents has been duly authorized by Servicer by all necessary corporate action.

           (c) No Consent Required. No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement, the Basic Documents or the consummation of the transactions contemplated hereby or thereby.

           (d) Binding Obligation. Each of this Agreement and the Basic Documents constitutes a legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

           (e) No Violation. The execution, delivery and performance by Servicer of this Agreement and the Basic Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under, or result in the creation or disposition of any Lien upon any of its material properties pursuant to the terms of, (i) the articles of association or bylaws of Servicer, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Servicer is a party or by which Servicer is bound, or (iii) any law, order, rule or regulation applicable to Servicer of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Servicer.

           (f) No Proceedings. There are no proceedings or investigations pending, or, to Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or tribunal or other governmental instrumentality having jurisdiction over Servicer or its properties: (i) asserting the invalidity of this Agreement, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Notes or the Certificates, to the extent applicable, or (iv) that may materially and adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates.

     SECTION 7.2. Indemnities of Servicer. (a) Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by Servicer under this Agreement.

     (b) Subject to Section 11.3, Servicer shall indemnify, defend and hold harmless Issuer, Owner Trustee, Trustee, Seller, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of Issuer, Owner Trustee, Trustee or Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of, or imposed upon any such Person through, the negligence, willful misfeasance or bad faith of Servicer in the performance of its obligations and duties under this Agreement or in the performance of the obligations and duties of any subservicer under any subservicing agreement or by reason of the reckless disregard of its obligations and duties under this Agreement or by reason of the reckless disregard of the obligations of any subservicer under any subservicing agreement, where the final determination that any such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance, bad faith or recklessness on the part of Servicer or any subservicer, is established by a court of law, by an arbitrator or by way of settlement agreed to by Servicer. Notwithstanding the foregoing, if Servicer is rendered unable, in whole or in part, by virtue of an act of God, act of war, fires, earthquake or other natural disasters, to satisfy its obligations under this Agreement, Servicer shall not be deemed to have breached any such obligation upon the sending of written notice of such event to the other parties hereto, for so long as Servicer remains unable to perform such obligation as a result of such event. This provision shall not be construed to limit Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

     (c) Subject to Section 11.3, Servicer shall indemnify, defend and hold harmless Issuer, Owner Trustee, Trustee, Seller, Certificateholders and the Noteholders or any of the officers, directors, employees and agents of Issuer, Owner Trustee, Trustee or Seller from any and all costs, expenses, losses, claims, damages and liabilities (including reasonable attorneys' fees and expenses) to the extent arising out of or imposed upon any such Person as a result of any compensation payable to any subcustodian or subservicer (including any fees payable in connection with the release of any Receivable File from the custody of such subservicer or in connection with the termination of the servicing activities of such subservicer with respect to any Receivable) whether pursuant to the terms of any subservicing agreement or otherwise.

     (d) Subject to Section 11.3, Servicer shall indemnify, defend and hold harmless Issuer, Owner Trustee, Trustee, Seller, the Certificateholders and the Noteholders or any of the directors, officers, employees and agents of Issuer, Owner Trustee, Trustee and Seller from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership, or operation by Servicer or any Affiliate thereof of any Financed Vehicle.

Indemnification under this Section shall survive the resignation or removal of Owner Trustee or Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to Servicer, without interest.

     SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which Servicer shall be a party, (c) which may succeed to the properties and assets of Servicer, substantially as a whole, or (d) 50% of the voting stock of which is owned directly or indirectly by Norwest Corporation, shall be the successor to Servicer without the execution or filing of any document or any further act by any of the parties to this Agreement; provided that Servicer hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Servicer if other than Norwest Bank, executes an agreement of assumption to perform every obligation of Servicer under this Agreement,
(ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.1 shall have been breached and no Servicer Termination Event, and no event that, after notice or lapse of time, or both, would become a Servicer Termination Event shall have occurred and be continuing, (iii) Servicer shall have delivered to Owner Trustee and Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Servicer shall have a consolidated net worth at least equal to that of the predecessor Servicer, and (v) such transaction will not result in a material adverse Federal or state tax consequence to Issuer, the Noteholders or the Certificateholders.

     SECTION 7.4. Limitation on Liability of Servicer and Others. Neither Servicer nor any of its directors, officers, employees or agents shall be under any liability to Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action by Servicer or any subservicer pursuant to this Agreement or for errors in judgment; provided that this provision shall not protect Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. Servicer or any subservicer and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

     Except as provided in this Agreement, Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided that Servicer may (but shall not be required to) undertake any reasonable action that it may deem necessary or desirable in respect of the Basic Documents to protect the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

     SECTION 7.5. Norwest Bank Not To Resign as Servicer. Subject to the provisions of Section 7.3, Norwest Bank hereby agrees not to resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties hereunder shall no longer be permissible under applicable law or if such resignation is required by regulatory authorities. Notice of any such determination permitting the resignation of Norwest Bank, as Servicer shall be communicated to Owner Trustee and Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to Owner Trustee and Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the earlier of Trustee or a Successor Servicer having assumed the responsibilities and obligations of the resigning Servicer in accordance with Section 8.2 or the date upon which any regulatory authority requires such resignation.

     SECTION 7.6. Existence. Subject to the provisions of Section 7.3, during the term of this Agreement, Norwest Bank will keep in full force and effect its existence, rights and franchises as a national banking association under the laws of the jurisdiction of its organization.

ARTICLE VIII.  DEFAULT.

     SECTION 8.1. Servicer Termination Event. If any one of the following events (a "Servicer Termination Event") shall occur and be continuing:

           (a) any failure by Servicer to deliver to Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct Trustee or Owner Trustee to make any required distributions therefrom that shall continue unremedied for a period of five Business Days after written notice of such failure is received by Servicer from Owner Trustee or Trustee or after discovery of such failure by an Authorized Officer of Servicer; or

           (b) failure on the part of Servicer duly to observe or to perform in any material respect any other covenants or agreements of Servicer set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of either the Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to Servicer by Owner Trustee or Trustee or (B) to Servicer and to Owner Trustee and Trustee by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes or Holders of Certificates evidencing not less than 25% of the outstanding Certificate Balance, as applicable (or for such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and Servicer delivers an Officers' Certificate to Owner Trustee and Trustee to such effect and to the effect that Servicer has commenced or will promptly commence, and will diligently pursue, all reasonable efforts to remedy such default); or

           (c) an Insolvency Event occurs with respect to Servicer or any successor;

then, and in each and every case, so long as Servicer Termination Event shall not have been remedied, either Trustee, or the Holders of Notes evidencing greater than 50% of the Outstanding Amount of the Notes, by notice then given in writing to Servicer and Owner Trustee (and to Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.2) of Servicer under this Agreement. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in Trustee or such successor Servicer as may be appointed under Section 8.2; and, without limitation, Trustee and Owner Trustee are hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, Trustee and Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Receivable. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Termination Event, Owner Trustee shall give notice thereof to the Rating Agencies.

     SECTION 8.2. Appointment of Successor. (a) Upon Servicer's receipt of notice of termination, pursuant to Section 8.1 or Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (i) the date 45 days from the delivery to Owner Trustee and Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of Servicer's termination hereunder, Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to Owner Trustee and Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, Trustee without further action shall automatically be appointed the successor Servicer and Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, Trustee shall, if it shall be unwilling or unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to Servicer under this Agreement.

     (b) Upon appointment, the successor Servicer (including Trustee acting as successor servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement. No successor Servicer shall be liable for any acts or omissions of any predecessor Servicer.

     (c) Servicer may not resign unless it is prohibited from serving as such by law or by requirement of any regulatory authority.

     (d) A transfer of servicing hereunder shall not affect the rights and duties of the parties hereunder (including the obligations and indemnities of Seller pursuant to Sections 3.3, 4.3, 6.1 and 6.3 or, with respect to obligations and indemnities arising prior to, or concurrently with, a transfer of servicing hereunder, the outgoing Servicer pursuant to Section 4.8, 7.1 or 7.2) other than those relating to the management, administration, servicing, custody or collection of the Receivables and the other rights and properties included in the Owner Trust Estate. The successor Servicer shall, upon its appointment pursuant to Section 8.2 and as part of its duties and responsibilities under this Agreement, promptly take all action it deems necessary or appropriate so that the outgoing Servicer (in whatever capacity) is paid or reimbursed all amounts it is entitled to receive under this Agreement on each Distribution Date subsequent to the date on which it is terminated as Servicer hereunder. Without limiting the generality of the foregoing, the outgoing Servicer will be entitled to receive all accrued and unpaid Servicing Fees through and including, and to be reimbursed for all Outstanding Advances as of, the effective date of the termination of the outgoing Servicer.

     SECTION 8.3. Payment of Servicing Fee. If Servicer shall be replaced, the predecessor Servicer shall be entitled to receive any accrued and unpaid Servicing Fees through the date of the successor Servicer's acceptance hereunder in accordance with Section 4.8.

     SECTION 8.4. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, Servicer pursuant to this Article VIII, Owner Trustee shall give prompt written notice thereof to Certificateholders and Trustee shall give prompt written notice thereof to Noteholders subject to the Rating Agency Condition.

     SECTION 8.5. Waiver of Past Defaults. The Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes (or the Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance, as applicable, in the case of any default which does not adversely affect Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE IX.  TERMINATION.

     SECTION 9.1. Optional Purchase of All Receivables. (a) On the last day of any Collection Period immediately preceding a Determination Date as of which the then outstanding Pool Balance is 5% or less of the Original Pool Balance, Seller and Servicer shall each have the option to purchase the Owner Trust Estate, other than the Trust Accounts and the Certificate Distribution Account. To exercise such option, Seller or Servicer, as applicable, shall deposit pursuant to Section 5.4 in the Collection Account an amount which, when added to the amounts on deposit in the Collection Account for such Distribution Date, equals the sum of (a) the unpaid principal amount of the then outstanding Class A-2 Notes, plus accrued and unpaid interest thereon, plus (b) the Certificate Balance plus accrued and unpaid interest thereon. The Class A-2 Notes and the Certificates will be redeemed concurrently therewith.

     (b) Upon any sale of the assets of Issuer pursuant to Section 9.2 of the Trust Agreement, Servicer shall instruct Trustee in writing to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), Servicer shall instruct Trustee in writing to make, and Trustee shall make, the following deposits and distributions (after the application on such Distribution Date of the Total Distribution Amount pursuant to Section 5.5) from the Insolvency Proceeds and any funds remaining on deposit in the Reserve Account (including the proceeds of any sale of investments therein):

           (i) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

           (ii) to the Note Distribution Account, the outstanding principal balance of the Notes (after giving effect to the reduction in the outstanding principal balance of the Notes to result from the deposits made in the Note Distribution Account on such Distribution Date);

           (iii) to Owner Trustee for deposit in the Certificate
     Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date; and

           (iv) to Owner Trustee for deposit in the Certificate
     Distribution Account, the Certificate Balance and any
     Certificateholders' Principal Carryover Shortfall (after giving effect to the reduction in the Certificate Balance to result from the deposits made in the Certificate Distribution Account on such Distribution Date).

Any Insolvency Proceeds remaining after the deposits described above shall be paid to Seller.

     (c) Notice of any termination of Issuer shall be given by Servicer to Owner Trustee, Trustee and the Rating Agencies as soon as practicable after Servicer has received notice thereof.

     (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and Owner Trustee will succeed to the rights of, and assume the obligations of, Trustee pursuant to this Agreement.

ARTICLE X.  ADMINISTRATIVE DUTIES OF SERVICER.

     SECTION 10.1. Administrative Duties. (a) Duties with Respect to the Indenture and Depository Agreements. Servicer shall perform all its duties and the duties of Issuer under the Depository Agreements. In addition, Servicer shall consult with Owner Trustee as Servicer deems appropriate regarding the duties of Issuer under the Indenture and the Depository Agreements. Servicer shall monitor the performance of Issuer and shall advise Owner Trustee when action is necessary to comply with Issuer's duties under the Indenture and the Depository Agreements. Servicer shall prepare for execution by Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the foregoing, Servicer shall take all appropriate action that is the duty of Issuer to take pursuant to the Indenture.

     (b) Duties with Respect to Issuer. (i) In addition to the duties of Servicer set forth in this Agreement or any of the Basic Documents, Servicer shall perform such calculations and shall prepare for execution by Issuer or Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of Issuer or Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents, and at the request of Owner Trustee shall take all appropriate action that it is the duty of Issuer to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of Owner Trustee, Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by Owner Trustee and are reasonably within the capability of Servicer.

           (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, Servicer shall be responsible for promptly notifying Owner Trustee in the event that any withholding tax is imposed on Issuer's payments (or allocations of income) to an Owner as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by Owner Trustee pursuant to such provision.

           (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, Servicer shall be responsible for performance of the duties of Owner Trustee and Seller set forth in
     Section 5.6(a) and (b) of the Trust Agreement with respect to, among other things, accounting and reports to Owners; provided that Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Certificateholder to prepare its federal and state income tax returns.

           (iv) Servicer shall perform the duties of Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of Owner Trustee, and any other duties expressly required to be performed by Servicer under this Agreement or any of the Basic Documents.

           (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided that the terms of any such transactions or dealings shall be in accordance with any directions received from Issuer and shall be, in Servicer's opinion, no less favorable to Issuer in any material respect.

     (c) Tax Matters. As agent of Servicer, it is understood and agreed that Trustee shall prepare and file, on behalf of Seller, all tax returns, tax elections, financial statements and such annual or other reports of Issuer as are necessary for preparation of tax reports as provided in
Article V of the Trust Agreement, including forms 1065 and Schedules K-1. All tax returns will be signed by Seller.

     (d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of Servicer are non-ministerial, Servicer shall not take any action pursuant to this Article X unless within a reasonable time before the taking of such action, Servicer shall have notified Owner Trustee and Trustee in writing of the proposed action and Owner Trustee and, with respect to items (A), (B), (C) and (D) below, Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

           (A)  the amendment of or any supplement to the Indenture;

           (B) the initiation of any claim or lawsuit by Issuer and the compromise of any action, claim or lawsuit brought by or against Issuer (other than in connection with the collection of the Receivables);

           (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

           (D) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

           (E)  the removal of Trustee.

     (e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Trust Estate pursuant to Section 5.4 of the Indenture, (3) take any other action that Issuer directs Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

     SECTION 10.2. Records. Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by Issuer at any time during normal business hours.

     SECTION 10.3. Additional Information To Be Furnished to Issuer. Servicer shall furnish to Issuer from time to time such additional information regarding the Collateral as Issuer shall reasonably request.

ARTICLE XI.  MISCELLANEOUS PROVISIONS.

     SECTION 11.1.  Amendment.  (a)   This Agreement may be amended by
Seller, Servicer and Owner Trustee, with the consent of Trustee (which consent may not be unreasonably withheld), but without the consent of any of the Noteholders or the Certificateholders:

     (i) to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee and Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder;

     (ii) upon (A) the adoption of final regulations by the Internal Revenue Service as to entity classification, and (B) the receipt by the Owner Trustee of an Opinion of Counsel that the deletion of such provisions will not adversely affect the ability of the Trust to be characterized as a partnership for federal income tax purposes;

     (iii) (A) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Seven Year Balanced Budget Act of 1995," H.R. 2491, 104th Cong., 1st Sess. (1995), or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (B) in connection with any such election, to modify or eliminate existing provisions set forth in this Agreement relating to the intended federal income tax treatment of the Notes or Certificates and the Trust in the absence of the election. It is a condition to any such amendment that each Rating Agency will have notified the Seller, the Servicer and the Owner Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Notes or Certificates with respect to which it is a Rating Agency; and

      (iv) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Trust of all or any portion of the Receivables to be derecognized under generally accepted accounting principles ("GAAP") by Seller to the Trust or (b) the Trust to avoid becoming a member of Seller's consolidated group under GAAP, and (ii) in connection with any such addition, modification or elimination, without limiting the generality of the foregoing clause (i), to cause the Receivables to be transferred by Seller first to a bankruptcy remote affiliate and from such affiliate to the Trust; provided, however, that it is a condition to any such amendment that (i) Seller delivers an officer's certificate to Trustee to the effect that such amendment meets the requirements set forth in this paragraph and (ii) such amendment will not result in a withdrawal or reduction of the rating of any outstanding Notes or Certificates.

     (b) This Agreement may also be amended from time to time by Seller, Servicer and Owner Trustee, with the consent of Trustee, the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (c) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (d) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders of all the outstanding Certificates of each class affected thereby.

     (e) Prior to the execution of any such amendment or consent, Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Rating Agency. Promptly after the execution of any such amendment or consent, Owner Trustee shall furnish written notification the substance of such amendment or consent to each Certificateholder and Trustee.

     (f) It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     (g) Prior to the execution of any amendment to this Agreement, Owner Trustee and Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied and the Opinion of Counsel referred to in Section 11.2(i)(1) has been delivered. Owner Trustee and Trustee may, but shall not be obligated to, enter into any such amendment which affects Owner Trustee's or Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     SECTION 11.2. Protection of Title to Issuer. (a) Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Issuer and the interests of Trustee in the Receivables and the proceeds thereof. Seller shall deliver (or cause to be delivered) to Owner Trustee and Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) Neither Seller nor Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given Owner Trustee and Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

       (c) Each of Seller and Servicer shall have an obligation to give Owner Trustee and Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d) Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of Issuer and Trustee in such Receivable and that such Receivable is owned by Issuer and has been pledged to Trustee. Indication of Issuer's and Trustee's interest in a Receivable shall be deleted from or modified on Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased by Seller or purchased by Servicer.

     (f) If at any time Seller or Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by Issuer and has been pledged to Trustee.

     (g) Servicer shall permit Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from Servicer's records regarding any Receivable.

     (h) Upon request at any time Owner Trustee or Trustee shall have reasonable grounds to believe that such request is necessary in connection with the performance of its duties under this Agreement or any of the Basic Documents, Servicer shall furnish to Owner Trustee or to Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of Servicer's Reports furnished before such request indicating removal of Receivables from Issuer.

     (i)  Servicer shall deliver to Owner Trustee and Trustee:

           (1) promptly after the execution and delivery of this Agreement and of each amendment thereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of Owner Trustee and Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

           (2) within 120 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 120-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of Owner Trustee and Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

     Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

     (j) Seller shall, to the extent required by applicable law, cause the Certificates and the Notes to be registered with the Commission pursuant to
Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

     SECTION 11.3. Litigation and Indemnities. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to Sections 6.3 or 7.2, such Person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     SECTION 11.4. Notices. All demands, notices and communications upon or to Seller, Servicer, Owner Trustee, Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, sent by overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of Seller, to Norwest Auto Receivables Corporation, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota, 55479-1026, Attention: ______________ (b) in the case of Servicer, to Norwest Bank Minnesota, N.A., Norwest Center, Sixth and Marquette, Minneapolis, Minnesota, 55479-1026, Attention:
_______________, (c) in the case of Issuer or Owner Trustee, at the Corporate Trust Office, (d) in the case of Trustee, at the Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, Inc., to 99 Church Street, New York, New York 10004, Attention of Asset Backed Securities Group, and (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department.

     SECTION 11.5. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of Servicer, this Agreement may not be assigned by Seller or Servicer.

     SECTION 11.6. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of Seller, Servicer, Issuer, Owner Trustee and for the benefit of the Certificateholders (including Seller), Trustee and the Noteholders, as third-party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not create or render unenforceable such provision in any other jurisdiction.

     SECTION 11.8. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.9. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.11. Assignment to Trustee. Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by Issuer to Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of Issuer in, to and under the Receivables and/or the assignment of any or all of Issuer's rights and obligations hereunder to Trustee.

     SECTION 11.12. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, Servicer and Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to Issuer, acquiesce, petition or otherwise invoke or cause Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Issuer.

     SECTION 11.13.  Limitation of Liability of Owner Trustee and Trustee.
(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by _______________ not in its individual capacity but solely in its capacity as Owner Trustee of Issuer and in no event shall ________________ in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of Issuer hereunder, Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by _________________ not in its individual capacity but solely as Trustee and in no event shall __________________ have any liability for the representations, warranties, covenants, agreements or other obligations of Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Issuer.

     SECTION 11.14. Independence of Servicer. For all purposes of this Agreement, Servicer shall be an independent contractor and shall not be subject to the supervision of Issuer or Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by Issuer, Servicer shall have no authority to act for or represent Issuer or Owner Trustee in any way and shall not otherwise be deemed an agent of Issuer or Owner Trustee.

     SECTION 11.15.  No Joint Venture. Nothing contained in this Agreement
(i)shall constitute Servicer and either of Issuer or Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                NORWEST AUTO TRUST 199_-_

                By:


                By:______________________________________
                  Name:
                  Title:

                NORWEST AUTO RECEIVABLES CORPORATION,
                Seller,


                By:_______________________________________
                  Name:
                  Title:


                NORWEST BANK MINNESOTA, N.A.,
                Servicer,


                By:_______________________________________
                   Name:
                   Title:

Acknowledged and Accepted:

___________________________,
not in its individual capacity
but solely as Trustee,



By:_____________________________
  Name:
  Title:


Acknowledged and Accepted:

____________________________,
not in its individual capacity
but solely as Owner Trustee,


By:_____________________________
  Name:
  Title:



                                                     SCHEDULE A



              Delivered on Disk to Trustee and Owner Trustee

                                                      SCHEDULE B



           The Receivables are located at the offices of Servicer

                                                  APPENDIX X


                         DEFINITIONS

     "Acquired Receivable" means a Receivable acquired by a Seller Affiliate through the acquisition of a financial institution that owned such Receivable.

     "Act" is defined in Section 11.3(a) of the Indenture.

     "Actuarial Receivable" means a Receivable that provides for amortization of the loan over a series of fixed level payment monthly installments and each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

     "Advances" means, with respect to any Distribution Date, the amount required to be advanced by Servicer on the related Deposit Date pursuant to
Section 5.3.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A Person shall not be deemed to be an Affiliate of any person solely because such other Person has the contractual right or obligation to manage such Person unless such other Person controls such Person through equity ownership or otherwise.

     "Aggregate Net Losses" means, for any Collection Period, the aggregate amount allocable to principal of all Receivables newly designated during such Collection Period as Defaulted Receivables minus all Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables (whether or not newly designated as such).

     "Authorized Officer" means, with respect to Issuer and Servicer, any officer of Owner Trustee or Servicer, as applicable, who is authorized to act for Owner Trustee or Servicer, as applicable, in matters relating to Issuer and who is identified on the list of Authorized Officers delivered by each of Owner Trustee and Servicer to Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Available Interest" means, with respect to any Distribution Date, the excess of (a) the sum of (i) Interest Collections for such Distribution Date and (ii) all Advances made by Servicer with respect to such Distribution Date, over (b) the amount of Outstanding Advances to be reimbursed on or with respect to such Distribution Date.

     "Available Principal" for a Distribution Date means the sum of the following amounts with respect to the preceding Collection Period: (a) that portion of all Collections received during such Collection Period and allocable to principal in accordance with Servicer's customary servicing procedures; and (b) to the extent attributable to principal, the Purchase Amount received with respect to each Receivable repurchased by Seller or purchased by Servicer under an obligation which arose during the related Collection Period. "Available Principal" on any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Average Delinquency Ratio" means, as of any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

     "Average Net Loss Ratio" means, as of any Distribution Date, the average of the Net Loss Ratios for the preceding three Collection Periods.

     "Bank Regulatory Authorities" means the Federal Reserve Board and
___________________.

     "Basic Documents" means the Certificate of Trust, the Indenture, the Depository Agreements, the Sale and Servicing Agreement, the Trust Agreement, and other documents and certificates delivered in connection therewith.

     "Benefit Plan" is defined in Section 11.12 of the Trust Agreement.

     "Book Entry Certificate" means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.14 of the Trust Agreement.

     "Book Entry Note" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

     "Business Day" means a day that is not a Saturday or a Sunday and that in New York City and in the city in which the Corporate Trust Office is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

     "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq.

     "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

     "Certificate Balance" equals, initially, $__________ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     "Certificate Depository Agreement" means the agreement among the Trust, Owner Trustee, Servicer and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Certificates, substantially in the form attached as Exhibit C to the Trust Agreement, as the same may be amended and supplemented from time to time.

     "Certificate Distribution Account" is defined in Section 5.1 of the Trust Agreement.

     "Certificate of Trust" means the Certificate of Trust in the form of Exhibit B to the Trust Agreement to be filed for Issuer pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate Pool Factor" as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the Certificate Balance (after giving effect to distributions made on such date) divided by the initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Cutoff Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

     "Certificate Rate" means ____% per annum.

     "Certificate Register" and "Certificate Registrar" means the register mentioned and the registrar appointed pursuant to Section 3.4 of the Trust Agreement.

     "Certificateholder" means the Person in whose name a Certificate is registered on the Certificate Register.

     "Certificateholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Certificate Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Certificate Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

     "Certificateholders' Interest Distributable Amount" means, for any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, for any Distribution Date, one month's interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, the case of the first Distribution Date, the Certificate Balance on the Closing Date). Interest shall be computed on the basis of a 360-day year of twelve 30-day months for purposes of this definition.

     "Certificateholders' Monthly Principal Distributable Amount" means, for any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, for any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Class A-2 Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Class A-2 Notes to zero, which shall be deposited into the Note Distribution Account).

     "Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current Distribution Date.

     "Certificateholders' Principal Distributable Amount" means, for any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) any payments of principal due and remaining unpaid on each Receivable owned by Issuer as of ___________ or (b) the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account. In addition, on any Distribution Date on which, after giving effect to all distributions to Servicer, the Noteholders and the Certificateholders on such Distribution Date, (i) the outstanding principal balance of the Notes is zero and (ii) the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.

     "Class A-1 Interest Rate" means ______% per annum (computed on the basis of the actual number of days elapsed in a 360-day year).

     "Class A-1 Notes" means the Class A-1 ______% Asset Backed Notes, substantially in the form of Exhibit D to the Indenture.

     "Class A-2 Interest Rate" means ____% per annum (computed on the basis of a 360-day year of twelve 30-day months).

     "Class A-2 Notes" means the Class A-2 ____% Asset Backed Notes, substantially in the form of Exhibit E to the Indenture.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means _____ __, 199_.

     "Code" means the Internal Revenue Code of 1986 and Treasury
Regulations promulgated thereunder.

     "Collateral" is defined in the Granting Clause of the Indenture.

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

     "Collection Period" means, (a) in the case of the initial Collection Period, the period from (but not including) the Cutoff Date to and including ___________ __, 199_ and (b) thereafter, each calendar month during the term of the Sale and Servicing Agreement. With respect to any Determination Date, Deposit Date or Distribution Date, the "related Collection Period" means the Collection Period preceding the month in which such Determination Date, Deposit Date or Distribution Date occurs.

     "Collections" means all collections on the Receivables and any proceeds from Insurance Policies and lender's single interest insurance policies to the extent not included in Liquidation Proceeds.

     "Commission" means the Securities and Exchange Commission.

     "Contract Rate" means, with respect to a Receivable, the rate per annum of interest charged on the outstanding principal balance of such Receivable.

     "Corporate Trust Office" means:

           (a) as used in the Indenture, or otherwise with respect to Trustee, the principal office of Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at ____________________________, Attention: ________________ Telephone:
     _____________; Facsimile: _______________ or at such other address as Trustee may designate from time to time by notice to the Noteholders, Servicer and Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Noteholders and Issuer); and

           (b) as used in the Trust Agreement, or otherwise with respect to Owner Trustee, the principal corporate trust office of Owner Trustee located at _____________; or at such other address as Owner Trustee may designate by notice to the Certificateholders and Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholders and Depositor).

     "Custodian" means Servicer in its capacity as agent of Issuer, as custodian of the Receivable Files.

     "Cutoff Date" means __________, 199_.

     "Cutoff Date Principal Balance" means, with respect to any Receivable, the Initial Principal Balance of such Receivable minus the sum of the portion of all payments received under such Receivable from or on behalf of the related Obligor on or prior to the Cutoff Date and allocable to principal in accordance with the terms of the Receivable.

     "Dealer" means, with respect to any Receivable, the seller of the related Financed Vehicle.

     "Dealer Agreement" means an agreement between an Originator and a Dealer pursuant to which such Originator acquires Motor Vehicle Loans from a Dealer or gives such Dealer the right to induce persons to apply to such Originator for loans in connection with the retail sale of Motor Vehicles by such Dealer.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Defaulted Receivable" means, with respect to any Collection Period, a Receivable (other than a Purchased Receivable) which Servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices; provided that any Receivable which Seller or Servicer is obligated to repurchase or purchase shall be deemed to have become a Defaulted Receivable during a Collection Period if Seller or Servicer fails to deposit the Purchase Amount on the related Deposit Date when due.

     "Definitive Notes" is defined in Section 2.10 of the Indenture.

     "Definitive Certificates" means either or both (as the context requires) of (a) Certificates issued in certificated, fully registered form as provided in Section 3.11 of the Trust Agreement and (b) Certificates issued in certificated, fully registered form as provided in Section 3.13 of the Trust Agreement.

     "Delinquency Ratio" means, for any Collection Period, the ratio, expressed as a percentage, of (a) the principal amount of all outstanding Receivables (other than Purchased Receivables and Defaulted Receivables) which are ___ or more days delinquent as of the end of such Collection Period, determined in accordance with Servicer's customary practices, divided by (b) the Pool Balance as of the last day of such Collection Period.

     "Delivery" when used with respect to Trust Account Property means:

           (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(l)(i) of the UCC and are susceptible of physical delivery, transfer thereof to Trustee or its nominee or custodian by physical delivery to Trustee or its nominee or custodian endorsed to, or registered in the name of, Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

           (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a bookentry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such bookentry registration to Trustee or its nominee or custodian of the purchase by Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

           (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to Trustee or its nominee or custodian.

     "Delaware Trustee" is defined in Section 10.1 of the Trust Agreement.

     "Demand Note" is defined in Section 2.11(e) of the Trust Agreement.

     "Deposit Date" means, with respect to any Collection Period, the Business Day preceding the related Distribution Date.

     "Depositor" means Seller in its capacity as Depositor under the Trust Agreement.

     "Depository Agreements" mean the Certificate Depository Agreement and the Note Depository Agreement.

     "Determination Date" with respect to any Collection Period, means the eighth day of the calendar month following such Collection Period (or, if the eighth day is not a Business Day, the immediately preceding Business
Day).

     "Direct Loan" means motor vehicle promissory notes and security agreements executed by an Obligor in favor of an Originator.

     "Distribution Date" means the 15th day of each month (or, if the 15th day is not a Business Day, the next succeeding Business Day), commencing ___________ __, 199_.

     "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts may be maintained with __________________, or any of its Affiliates, if such accounts meet the requirements described in the preceding sentence.

     "Eligible Institution" means a depository institution (other than Seller or any affiliate of Seller) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (a) has (i) either a long-term senior unsecured debt rating of AA or a short-term senior unsecured debt or certificate of deposit rating of A-1+ or better by Standard & Poor's and (ii)(A) a long-term senior unsecured debt rating of A-l or better and (B) a short-term senior unsecured debt rating of P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (b) whose deposits are insured by the Federal Deposit Insurance Corporation. If so qualified, Owner Trustee or Trustee may be considered an Eligible Institution.

     "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

           (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

           (b) demand deposits, time deposits or certificates of deposit of any depository institution (including any Affiliate of Seller) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking of depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

           (c) commercial paper (including commercial paper of any Affiliate of Seller) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

           (d) investments in money market funds (including funds for Trustee or Owner Trustee or any of their respective Affiliates or any of Seller's Affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

           (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

           (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

           (g) any other investment which would not cause either Rating Agency to downgrade or withdraw its then current rating of any class of Notes or the Certificates.

     "ERISA" is defined in Section 11.13 of the Trust Agreement.

     "Event of Default" is defined in Section 5.1 of the Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "Expected Interest" means, with respect to any Distribution Date, an amount equal to the sum of (a) with respect to all Simple Interest Receivables, the product of (i) one-twelfth of the Weighted Average Contract Rate for such Receivables for the related Collection Period multiplied by (ii) an amount equal to the aggregate Principal Balance of such Receivables as of the beginning of the first day of the related Collection Period minus the sum of the Principal Balances of the Non-Advance Receivables that are Simple Interest Receivables for such Distribution Date plus (b) with respect to all Precomputed Receivables, that portion of the collections on such Receivables received during the related Collection Period that is allocable to interest in accordance with the Servicer's customary procedures.

     "Expenses" is defined in Section 8.2 of the Trust Agreement.

     "Final Scheduled Distribution Date" means for (a) the Class A-1 Notes, the ______________ Distribution Date, (b) the Class A-2 Notes, the _____________ Distribution Date and (c) the Certificates, the
______________ Distribution Date.

     "Final Scheduled Maturity Date" means the last day of the Collection Period immediately preceding the Final Scheduled Distribution Date for the Certificates.

     "Financed Vehicle" means a new or used automobile or light duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "GAAP" is defined in Section 11.1.

     "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb "to Grant" shall have correlative meanings.

     "Holder" means, as the context may require, a Certificateholder or a Noteholder or both.

     "Indemnified Parties" is defined in Section 8.2 of the Trust
Agreement.

     "Indemnified Person" is defined in Section 10.3 of the Sale and Servicing Agreement.

     "Indemnifying Person" is defined in Section 10.3 of the Sale and Servicing Agreement.

     "Indenture" means the Indenture dated as of _________ __, 199__, between Issuer and Trustee, as the same may be amended and supplemented from time to time.

     "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of Issuer, any other obligor upon the Notes, Seller and any Affiliate of any of the foregoing persons,
(b) does not have any direct financial interest or any material indirect financial interest in Issuer, any such other obligor, Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with Issuer, any such other obligor, Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

     "Initial Principal Balance" means, in respect of a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and related costs, including accessories, service and warranty contracts, insurance premiums, other items customarily financed as part of retail motor vehicle loans and/or retail installment sales contracts and other fees charged by a Seller Affiliate or the applicable Dealer and included in the amount to be financed, the total of which is shown as the initial principal balance in the note and security agreement evidencing and securing such Receivable.

     "Insolvency Event" means, for a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver (including any receiver appointed under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Insolvency Proceeds" is defined in Section 9.1(b) of the Sale and Servicing Agreement.

     "Insurance Policies" means, all credit life and disability insurance policies maintained by the Obligors and all Physical Damage Insurance Policies.

     "Interest Collections" means, for any Distribution Date, the sum of the following amounts for the related Collection Period: (a) that portion of the Collections on the Receivables received during the related Collection Period that is allocable to interest in accordance with Servicer's customary procedures, (b) all Liquidation Proceeds received during the related Collection Period and (c) all Purchase Amounts, to the extent allocable to accrued interest, of all Receivables that are purchased by Seller or Servicer under an obligation which arose during the related Collection Period. "Interest Collections" for any Distribution Date shall exclude all payments and proceeds of any Receivables the Purchase Amount of which has been distributed on a prior Distribution Date.

     "Interest Rate" means, with respect to the (a) Class A-1 Notes, the Class A-1 Interest Rate and (b) Class A-2 Notes, the Class A-2 Interest Rate.

     "Interest Shortfall" means, with respect to any Distribution Date, the lesser of (a) the excess (if any) of (i) the amount by which the Expected Interest for such Distribution Date exceeds the Net Interest Collections for such Distribution Date and (b) the amount (if any) by which the sum of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount for such Distribution Date exceeds the Net Interest Collections for such Distribution Date.

     "Issuer" means Norwest Auto Trust 199_-_ until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

     "Issuer Order" and "Issuer Request" means a written order or request signed in the name of Issuer by any one of its Authorized Officers and delivered to Trustee.

     "Lien" means a security interest, lien, charge, pledge, preference, participation interest or encumbrance of any kind, other than tax liens, mechanics' or materialmen's liens and other liens for work, labor or materials, judicial liens and any liens that may attach by operation of law.

     "Liquidation Proceeds" means, with respect to any Receivable that has become a Defaulted Receivable, (a) insurance proceeds received by Servicer with respect to the Insurance Policies, (b) amounts received by Servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under the related note and security agreement, and (c) the monies collected by Servicer (from whatever source, including proceeds of a sale of a Financed Vehicle, a deficiency balance recovered after the charge-off of the related Receivable or as a result of the exercise of any rights against the related Dealer) on such Defaulted Receivable net of any expenses incurred by Servicer in connection therewith (or, in the case of proceeds of deficiency claims, net of expenses incurred by Servicer in connection with deficiency claims on an aggregate basis) and any payments required by law to be remitted to the Obligor.

     "Moody's" means Moody's Investors Service, Inc., or its successor.

     "Motor Vehicle" means a new or used automobile or light duty truck which is financed by a Direct Loan and/or retail installment sales contract originated by an Originator or another financial institution.

     "Motor Vehicle Loan" means a Direct Loan and/or retail installment sales contract secured by a Motor Vehicle originated by Seller or a Seller Affiliate or another financial institution.

     "Net Interest Collections" means, with respect to any Distribution Date, the greater of (a) zero and (b) Interest Collections for such Distribution Date minus the Outstanding Advances as of such Distribution Date.

     "Net Loss Ratio" means, for any Collection Period, an amount, expressed as a percentage, equal to (a) the Aggregate Net Losses for such Collection Period, divided by (b) the average of the Pool Balances on each of the first day of such Collection Period and the last day of such Collection Period.

     "Non-Advance Receivables" means, with respect to any Distribution Date, any Receivables which became Defaulted Receivables during the related Collection Period or which Servicer, in its sole discretion, believes are likely to become Defaulted Receivables.

     "Norwest Bank" means, Norwest Bank Minnesota, N.A., a national banking association.

     "Note" means a Class A-1 Note or Class A-2 Note.

     "Note Depository Agreement" means the agreement among Issuer, Servicer and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Notes, as the same may be amended or supplemented from time to time.

     "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

     "Noteholder" means the Person in whose name a Note is registered on the Note Register.

     "Note Owner" means, with respect to a Book-Entry Note, the person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Pool Factor" for each class of Notes as of the close of business on a Distribution Date means a seven-digit decimal figure equal to the outstanding principal balance of such class of Notes divided by the original outstanding principal balance of such class of Notes. The Note Pool Factor for each class of Notes will be 1.0000000 as of the Cutoff Date; thereafter, the Note Pool Factor for each class of Notes will decline to reflect reductions in the outstanding principal balance of such class of Notes.

     "Noteholders' Distributable Amount" means, for any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Carryover Shortfall" means, for any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the respective Interest Rate borne by each class of Notes from such preceding Distribution Date through the current Distribution Date.

     "Noteholders' Interest Distributable Amount" means, for any
Distribution Date, the sum of the Noteholders' Monthly Interest
Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, for any Distribution Date, in the case of each class of Notes, one month's interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the applicable Interest Rate on the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date, after giving effect to all distributions of principal to Noteholders of such class on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date). Interest shall be computed on the basis of a 360 day year of twelve 30-day months.

     "Noteholders' Monthly Principal Distributable Amount" means, for any Distribution Date, the Noteholders' Percentage of the Principal
Distribution Amount.

     "Noteholders' Percentage" means 100% until the point in time at which Class A-1 Notes and Class A-2 Notes have been paid in full and zero thereafter.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

     "Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of the Noteholder's Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Final Scheduled Distribution Date of each class of Notes, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of such class of Notes to zero.

     "Note Register" and "Note Registrar" are defined in Section 2.4 of the Indenture.

     "Obligor" means the borrower or co-borrowers under the related Receivable and any co-signer of the Receivable or other Person who owes or may be primarily or secondarily liable for payments under such Receivable.

     "Officer's Certificate" means: (a) for purposes of the Indenture, a certificate signed by any Authorized Officer of Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 and TIA Section 314, and delivered to Trustee; and (b) otherwise, a certificate signed by the chairman, the president, any vice president or the treasurer of Seller or Servicer, as the case may be, and delivered to Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of Issuer.

     "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to Issuer and who shall be satisfactory to Trustee, and which opinion or opinions shall be addressed to Trustee as Trustee, shall comply with any applicable requirements of Section 11.1 of the Indenture, and shall be in form and substance satisfactory to Trustee.

     "Original Pool Balance" means the Pool Balance as of the Cutoff Date, which is $_____________.

     "Originator" means, with respect to any Direct Loan or retail installment sales contract, the Seller Affiliate that was the lender with respect to such Direct Loan or that acquired such retail installment sales contract from a Dealer.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

           (a) Notes theretofore canceled by Note Registrar or delivered to Note Registrar for cancellation;

           (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with Trustee or any Paying Agent in trust for the Holders of such Notes (provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to Trustee); and

           (c) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to Trustee is presented that any such Notes are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by Issuer, any other obligor upon the Notes, Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not Issuer, any other obligor upon the Notes, Seller or any Affiliate of any of the foregoing Persons.

     "Outstanding Advances" means, as of any date, all Advances made by Servicer with respect to prior Distribution Dates which have not been reimbursed pursuant to Section 5.3.

     "Outstanding Amount" means the aggregate principal amount of all Notes, or class of Notes, as applicable, Outstanding at the date of determination.

     "Owner" means each Person who is the beneficial owner of a Book Entry Certificate as reflected in the records of the Clearing Agency or if a Clearing Agency Participant is not the Owner, then as reflected in records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

     "Owner Trust Estate" means all right, title and interest of Issuer in and to the property and rights assigned to Issuer to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of Issuer from time to time, including any rights of Owner Trustee and Issuer pursuant to the Sale and Servicing Agreement.

     "Owner Trustee" means ___________________, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee hereunder.

     "Payaheads" means early payments by or on behalf of Obligors on Precomputed Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the Obligor's periodic payment below the scheduled payment as of the applicable Cutoff Date.

     "Paying Agent" means: (a) when used in the Indenture or otherwise with respect to the Notes, Trustee or any other Person that meets the eligibility standards for Trustee specified in Section 6.11 of the Indenture and is authorized by Issuer to make the payments to and distributions from the Collection Account and the Note Distribution Account, including payment of principal of or interest on the Notes on behalf of Issuer; and (b) when used in the Trust Agreement or otherwise with respect to the Certificates, Owner Trustee or any other paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement.

     "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "Physical Damage Insurance Policy" means a theft and physical damage insurance policy maintained by the Obligor under a Receivable, providing coverage against loss or damage to or theft of the related Financed Vehicle.

     "Physical Property" is defined in the definition of "Delivery" above.

     "Pool Balance" as of the close of business on the last day of a Collection Period means the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Defaulted Receivables).

     "Precomputed Receivable" means either (i) an Actuarial Receivable or
(ii) a Rule of 78's Receivable.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Principal Balance" means, as of any time, for any Receivable, the Cutoff Date Principal Balance minus the sum of the portions of all payments received from or on behalf of the related Obligor after the Cutoff Date and prior to such time that are allocable to principal in accordance with the terms of the Receivable.

     "Principal Distribution Amount" means, for any Distribution Date, the sum of (a) the Available Principal for such Distribution Date, and (b) the amount of Realized Losses for the related Collection Period.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Purchase Agreement" means each agreement dated as of _________ __, 199__ between an Affiliate Seller and Seller under which such Affiliate Seller sells Receivables to Seller.

     "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full the respective Receivable under the terms thereof including interest at the Contract Rate to the end of the month of purchase.

     "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by Servicer pursuant to
Section 4.7 of the Sale and Servicing Agreement or repurchased by Seller pursuant to Section 3.2 of the Sale and Servicing Agreement.

     "Rating Agency" means Moody's and/or Standard & Poor's. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by Seller, notice of which designation shall be given to Trustee, Owner Trustee and Servicer.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that neither of the Rating Agencies shall have notified Seller, Servicer, Owner Trustee or Trustee in writing that such action will, in and of itself, result in a reduction or withdrawal of the then current rating of any class of Notes, or the Certificates.

     "Realized Losses" means, for any Collection Period, the aggregate Principal Balances of any Receivables that became Defaulted Receivables during such Collection Period.

     "Receivable" means each Motor Vehicle Loan described in the Schedule of Receivables, but excluding Defaulted Receivables to the extent the Principal Balances thereof have been deposited in the Collection Account and any Purchased Receivables.

     "Receivable Files" is defined in Section 3.4 of the Sale and Servicing Agreement.

     "Record Date" means, with respect to any Distribution Date or Redemption Date, the close of business on the day immediately preceding such Distribution Date or Redemption Date; or, if Definitive Notes or Definitive Certificates have been issued, the last day of the month preceding such Distribution Date.

     "Redemption Date" means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture or a payment to Noteholders pursuant to Section 10.1(b) of the Indenture, the Distribution Date specified by Servicer or Issuer pursuant to such Section 10.1(a) or (b) as applicable.

     "Redemption Price" means (a) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture, an amount equal to the unpaid principal amount of the then outstanding Class A-2 Notes plus accrued and unpaid interest thereon to but excluding the Redemption Date, or (b) in the case of a payment made to Noteholders pursuant to Section 10.1(b) of the Indenture, the amount on deposit in the Note Distribution Account, but not in excess of the amount specified in clause (a).

     "Required Rating" means a rating with respect to short term deposit obligations of at least P-1 by Moody's and at least A-1 by S&P.

     "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

     "Reserve Account Deposit" means an amount equal to $__________.

     "Reserve Account Transfer Amount" means an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or (b) the amount, if any, by which (i) the sum of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date exceeds (ii) the sum of the Available Interest and the Available Principal for such Distribution Date.

     "Responsible Officer" means, with respect to Trustee, any officer within the Corporate Trust Office of Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Rule of 78's Receivable" means a Receivable that provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated at the stated annual percentage rate for the term of the receivable.

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement among Issuer, Norwest Bank Minnesota, N.A., as Servicer, and Norwest Auto Receivables Corporation, as Seller, dated as of ________, 199_, as the same may be amended and supplemented from time to time.

     "Schedule of Receivables" means, with respect to the Motor Vehicle Loans to be conveyed to Issuer by Seller, the list identifying such retail motor vehicle loans delivered to Trustee set forth as Exhibit A to the Indenture.

     "Secretary of State" means the Secretary of State of the State of Delaware.

     "Seller" means Norwest Auto Receivables Corporation.

     "Seller Affiliate" means each Affiliate of the Seller that has sold Receivables to the Seller.

     "Servicer" means Norwest Bank and each Successor Servicer.

     "Servicer Termination Event" means an event specified in Section 8.1 of the Sale and Servicing Agreement.

     "Servicer's Report" means a report of Servicer delivered pursuant to
Section 4.9 of the Sale and Servicing Agreement, substantially in the form of Exhibit C to that agreement.

     "Servicing Fee" is defined in Section 4.8 of the Sale and Servicing Agreement.

     "Servicing Fee Rate" means [1.00]% per annum.

     "Simple Interest Method" means the method of allocating a fixed level payment monthly installments between principal and interest, pursuant to which such payment is allocated first to accrued and unpaid interest at the Contract Rate on the unpaid principal balance and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "Specified Reserve Account Balance" means, for (a) any Distribution Date prior to the Distribution Date on which the Outstanding Amount of the Class A-1 Notes has been paid in full, $__________ and (b) any Distribution Date on or after the Distribution Date on which the Outstanding Amount of the class A-1 Notes has been paid in full the greater of (i) ____% of the sum of the aggregate outstanding principal amount of each class of Notes plus the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date); or (ii) ___% of the sum of the aggregate initial principal of the Notes plus the initial Certificate Balance except that, if on any Distribution Date (x) the Average Net Loss Ratio exceeds ___% or (y) the Average Delinquency Ratio for the three preceding Collection Periods exceeds ___%, then the Specified Reserve Account Balance shall be an amount equal to ___% of the sum of the aggregate outstanding principal amount of each class of Notes and the aggregate outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution Date).

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

     "State" means any one of the 50 states of the United States of America or the District of Columbia.

     "Successor Servicer" is defined in Section 3.7(e) of the Indenture.

     "Supplemental Servicing Fee" is defined in Section 4.8 of the Sale and Servicing Agreement.

     "Total Distribution Amount" means, for each Distribution Date, the sum of (a) the Available Interest, (b) the Available Principal and (c) the Reserve Account Transfer Amount, in each case in respect of such Distribution Date.

     "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code.

     "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

     "Trust Accounts" is defined in Section 5.1 of the Sale and Servicing Agreement.

     "Trust Agreement" means the Trust Agreement dated as of _______ __, 199__, between Seller and Owner Trustee, as the same may be amended and supplemented from time to time.

     "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to Trustee), including all proceeds thereof.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "Trustee" means ___________________________, not in its individual capacity but as trustee under the Indenture, or any successor trustee under the Indenture.

     "UCC" means the Uniform Commercial Code, as in effect in the relevant jurisdiction.

     "Weighted Average Contract Rate" means, with respect to any Collection Period, the weighted average of the Contract Rates of the Receivables (but excluding any Non-Advance Receivable, as determined on the related Deposit
Date), weighted based on the Principal Balance of each such Receivable as of the first day of such Collection Period.